     As filed with the Securities and Exchange Commission on April 9, 1997
                                        Registration No. 333-___________________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               PEERLESS GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                                      75-2275966
-------------------------------           ------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

      1212 EAST ARAPAHO ROAD
        RICHARDSON, TEXAS                                     75081
----------------------------------------                    ----------
(Address of Principal Executive Offices)                    (Zip Code)

                  PEERLESS GROUP, INC. 1997 STOCK OPTION PLAN
          PEERLESS GROUP, INC. AMENDED AND RESTATED STOCK OPTION PLAN
               PEERLESS GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
                  STOCK OPTION AGREEMENT WITH JOHN C. ANDREWS
                 STOCK OPTION AGREEMENTS WITH ALLEN D. FLEENER
                  STOCK OPTION AGREEMENT WITH DAVID O'CONNOR
                   STOCK OPTION AGREEMENT WITH JANE C. WALSH
--------------------------------------------------------------------------------
                           (Full titles of the Plans)

                            RODNEY L. ARMSTRONG, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              PEERLESS GROUP, INC.
                             1212 EAST ARAPAHO ROAD
                             RICHARDSON, TEXAS 75081
                    ---------------------------------------
                    (Name and address of agent for service)

                                (972) 497-5500
       ----------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                With a copy to:

                              WILLIAM R. HAYS, III
                                ROBERT R. KIBBY
                             Haynes and Boone, LLP
                                901 Main Street
                                   Suite 3100
                           Dallas, Texas  75202-3789
                                 (214) 651-5000


                                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
                                               Proposed            Proposed
                                                Maximum             Maximum         Amount of
Title of Securities          Amount          Offering Price        Aggregate       Registration
To Be Registered        To Be Registered        Per Share       Offering Price          Fee
-----------------------------------------------------------------------------------------------------
Common Stock
$0.01 par value(1)...  1,500,000 shares(2)         $5.6782(2)   $8,517,362.50(2)     $2,581.02(2)
-----------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Peerless Group, Inc. Employee Stock
     Purchase Plan.

(2)  The 1,500,000 shares of Common Stock registered hereby represent (i) the maximum number of shares (137,800) which could be purchased upon the exercise of all stock options now outstanding and granted on or after
     October 3, 1996 (the date of the Company's initial public offering of its
     Common Stock) and (ii) the maximum number of shares (1,362,200) which may hereafter be issued pursuant to options granted after the date of this
     Registration Statement under the Amended and Restated Stock Option Plan and
     1997 Stock Option Plan (including shares expected to be added in subsequent years pursuant to the terms of such Plan) and pursuant to purchases that may be made under the Employee Stock Purchase Plan. For purposes of computing the aggregate offering price and the registration fee, such computation has been made in accordance with paragraphs (c) and (h) of Rule
     457 on the basis of (i) the prices at which options previously granted under the above plans may be exercised and (ii) the average high and low sale prices for the Company's Common Stock on April 2, 1997, as reported in
     NASDAQ National Market Issues with respect to options which have not been granted under the plans as of the date of this Registration Statement and
     Common Stock which could be granted under the above plans.
------------------------------------------------------------------------------------------------------------------------------------


                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

     Peerless Group, Inc. (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

     (b) The description of Common Stock included in the Company's Registration Statement on Form 8-A (No. 000-21399) as filed with the Commission on September 19, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Item 5.    Interests of Named Experts and Counsel.

                                 Legal Matters

     The validity of the shares of Common Stock being sold in this offering will be passed upon for the Company by Haynes and Boone, LLP of Dallas, Texas, special counsel to the Company.

                                    Experts

     The consolidated financial statements of Peerless Group, Inc. at December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon also incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Item 6.    Indemnification of Directors and Officers

     The Company's Certificate of Incorporation (the "Certificate") provides that the Company shall indemnify and advance expenses, to the fullest extent permitted by law, to any person against liabilities arising from such person's service as a director, officer, employee or agent of the Company. Further, if applicable laws shall be altered to further permit indemnification and advancement of expenses, the Company may indemnify and advance expenses to the fullest extent permitted by such laws as so amended. Section 145 of the Delaware General Corporation Law (the

"DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint ventre, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that the indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     The Certificate provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director's liability shall not adversely affect any right or protection of a director of the Company existing immediately prior to such repeal or modification. Further, if applicable laws shall be repealed or modified, the elimination of liability of a director provided in the Certificate shall be to the fullest extent permitted by such laws as so amended.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

     The Company has purchased directors and officers liability which would indemnify the directors and officers of the Company against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

     For the undertaking with respect to indemnification, see Item 9 herein.

Item 8.    Exhibits

Exhibit No.  Exhibit
-----------  -------

   4.1    -     Certificate of Incorporation of Peerless Group, Inc. (the
                "Company"), filed as Exhibit 3.1 to the Company's Registration
                Statement on Form SB-2 (File No. 333-5058-D) dated September 9,
                1996 (the "1996 Form SB-2") and incorporated by reference herein.

   4.2    -     Bylaws of the Company, filed as Exhibit 3.2 to the 1996 Form
                SB-2 and incorporated by reference herein.

   4.3    -     Specimen Common Stock Certificate, filed as Exhibit 4.3 to the
                1996 Form SB-2 and incorporated by reference herein.

   4.4    -     Peerless Group, Inc. Amended and Restated Stock Option Plan,
                filed asExhibit 10.20 to the 1996 Form SB-2 and incorporated by reference herein.

   4.5    -     Peerless Group, Inc. 1997 Stock Option Plan, filed as Exhibit
                10.47 to the Company's Form 10-K for its fiscal year ended
                December 31, 1996 and incorporated by reference herein.

   4.6    -     Peerless Group, Inc. Employee Stock Purchase Plan, filed as
                Exhibit 10.40 to the 1996 Form SB-2 and incorporated by reference herein.

  *4.7    -     Non-Qualified Option Agreement dated January 27, 1995, between
                TPG Holdings, Inc. (a predecessor to the Company) and Allen D.
                Fleener.

  *4.8    -     Peerless Group, Inc. Non-Qualified Option Agreement dated
                October 3,1996, between the Company and Allen D. Fleener. (The
                Company has entered into substantially identical Non-Qualified
                Option Agreements with John C. Andrews, David O'Connor and Jane
                C. Walsh. These Option Agreements have been omitted, because they only differ from Mr. Fleener's Option Agreement by the name of the optionee.)

  *5.1    -     Opinion of Haynes and Boone, LLP with respect to validity of issuance of securities.

 *23.1    -     Consent of Independent Auditors.

 *23.2    -     Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

 *24.1    -     Power of Attorney (appears on the signature pages hereto).

-----------------------
 *  Filed herewith.

Item 9.    Undertakings
           ------------

     (a) The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

THE COMPANY:

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas on the 9th day of April, 1997.

                              PEERLESS GROUP, INC.


                              By:    /s/ Rodney L. Armstrong, Jr.
                                    ----------------------------------------
                                    Rodney L. Armstrong, Jr.
                                    Chairman and Chief Executive Officer

PEERLESS GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN:

     Pursuant to the requirements of the Securities Act of 1933, the administrator of the Peerless Group, Inc. Employee Stock Purchase Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas on the 9th day of April, 1997.

                              PEERLESS GROUP, INC. EMPLOYEE STOCK
                              PURCHASE PLAN

                              By:  PEERLESS GROUP, INC. EMPLOYEE STOCK
                                   PURCHASE PLAN COMMITTEE


                                    By:    /s/ Rodney L. Armstrong, Jr.
                                          -----------------------------------
                                          Rodney L. Armstrong, Jr.
                                          Chairman

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Rodney L. Armstrong, Jr. and Gary J. Austin, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act of 1933, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

     In accordance with to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 was signed by the following persons in the capacities stated below on the 9th day of April, 1997:

   SIGNATURE                        TITLE
   ---------                        -----


/s/ Rodney L. Armstrong, Jr.    Chairman of the Board and
----------------------------    Chief Executive Officer
    Rodney L. Armstrong, Jr.      (Principal Financial Officer)



/s/ Gary J. Austin              President and Director
----------------------------
    Gary J. Austin


 /s/ William F. Dunbar          Director
----------------------------
     William F. Dunbar


/s/ Allen D. Fleener            Director
----------------------------
    Allen D. Fleener


/s/ David O'Connor              Director
----------------------------
    David A. O'Connor


 /s/ Jane C. Walsh              Director
----------------------------
     Jane C. Walsh


 /s/ Douglas K. Hansen          Treasurer and Controller
----------------------------      (Principal Accounting Officer)
     Douglas K. Hansen

                                 EXHIBIT INDEX

Exhibit No.     Exhibit
-----------     -------

   4.1   -      Certificate of Incorporation of Peerless Group, Inc. (the
                "Company"), filed as Exhibit 3.1 to the Company's Registration
                Statement on Form SB-2 (File No. 333-5058-D) dated September 9,
                1996 (the "1996 Form SB-2") and incorporated by reference herein.

   4.2   -      Bylaws of the Company, filed as Exhibit 3.2 to the 1996 Form SB-
                2 and incorporated by reference herein.

   4.3   -      Specimen Common Stock Certificate, filed as Exhibit 4.3 to the
                1996 Form SB-2 and incorporated by reference herein.

   4.4   -      Peerless Group, Inc. Amended and Restated Stock Option Plan
                (the"Option Plan"), filed as Exhibit 10.20 to the 1996 Form SB-2 and incorporated by reference herein.

   4.5   -      Peerless Group, Inc. 1997 Stock Option Plan, filed as Exhibit
                10.47 to the Company's Form 10-K for its fiscal year ended
                December 31, 1996 and incorporated by reference herein.

   4.6   -      Peerless Group, Inc. Employee Stock Purchase Plan, filed as
                Exhibit 10.40 to the 1996 Form SB-2 and incorporated by reference herein.

  *4.7   -      Non-Qualified Option Agreement dated January 27, 1995, between
                TPG Holdings, Inc. (a predecessor to the Company) and Allen D.
                Fleener.

  *4.8   -      Peerless Group, Inc. Non-Qualified Option Agreement dated
                October 3, 1996, between the Company and Allen D. Fleener. (The
                Company has entered into substantially identical Non-Qualified
                Option Agreements with John C. Andrews, David O'Connor and Jane
                C. Walsh. These Option Agreements have been omitted, because they only differ from Mr. Fleener's Option Agreement by the name of the optionee.)

  *5.1   -      Opinion of Haynes and Boone, LLP with respect to validity of issuance of securities.

 *23.1   -      Consent of Independent Auditors.

 *23.2   -      Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

 *24.1   -      Power of Attorney (appears on the signature pages hereto).

-----------------------
 * Filed herewith.